                           OFFER TO PURCHASE FOR CASH
                             ALL OUTSTANDING SHARES
                OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK
                                       OF
                          U.S. FRANCHISE SYSTEMS, INC.
                                       AT
                              $5.00 NET PER SHARE
                                       BY
                              USFS ACQUISITION CO.
                          A WHOLLY OWNED SUBSIDIARY OF
                       PRITZKER FAMILY BUSINESS INTERESTS

           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
               NEW YORK CITY TIME, ON WEDNESDAY, NOVEMBER 1, 2000,
                          UNLESS THE OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase dated October 3, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") relating to the offer by USFS Acquisition Co., a Delaware corporation (the "Purchaser") and wholly owned subsidiary of Pritzker family business interests ("Parent"), to purchase all outstanding shares of Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share (collectively, the "Shares"), of U.S. Franchise Systems, Inc., a Delaware corporation (the "Company"), at a purchase price of $5.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer. Also enclosed herewith are certain other materials related to the Offer, including the Company's Solicitation/Recommendation Statement on Schedule 14D-9, as filed with the Securities and Exchange Commission.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT OR BENEFIT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account or benefit, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

    Your attention is directed to the following:

        1. The Offer price is $5.00 per Share net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

        2.  The Offer is being made for all outstanding Shares.

        3. The Offer is being made pursuant to the Acquisition Agreement dated as of September 18, 2000 (the "Acquisition Agreement"), by and among the Company, the Purchaser, SDI, Inc., Meridian Associates, L.P. and HSA Properties, Inc., pursuant to which, as soon as practicable following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company, with the Company surviving the merger as a majority owned subsidiary of Parent (the "Merger"). In the Merger, each outstanding Share (other than Shares owned by the Purchaser) will be converted into the right to receive $5.00 per Share in cash, without interest, as set forth in the Acquisition Agreement and described in the Offer to Purchase.

        4. The Board of Directors of the Company, based on the recommendation of independent directors of the Board, has (a) adopted and approved the Acquisition Agreement and approved the Offer, the Merger and the related transactions, (b) determined that the terms of the Offer and the Merger are fair to the Company's unaffiliated stockholders and (c) recommends that stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer.

        5. The Offer is conditioned upon, among other things, (a) there being validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) a number of Shares that, together with the Shares owned by the Purchaser, SDI, HSA, Meridian and their affiliates, would constitute a majority of the outstanding Shares as of the date the Shares are accepted for payment pursuant to the Offer and (b) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        6. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 1, 2000, UNLESS THE OFFER IS EXTENDED. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED TO US AS PROMPTLY AS POSSIBLE TO PERMIT US TO TENDER SHARES ON YOUR BEHALF BEFORE THE EXPIRATION DATE.

        7. Tendering stockholders will not be obligated to pay brokerage commissions, solicitation fees or, subject to Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, backup withholding at a 31% rate may be required (unless an exemption is proved or unless the required tax identification information is provided). See Instruction 8 to the Letter of Transmittal.

    In order to accept the Offer, (1) a properly completed, and duly executed Letter of Transmittal (or a facsimile thereof), including any required signature guarantees, or, in the case of a book entry transfer, an Agent's Message (as defined in Instruction 2 to the Letter of Transmittal), (2) either certificate(s) representing the tendered Shares or confirmation of book-entry transfer of the Shares and (3) any other documents required by the Letter of Transmittal should be sent to the Depositary prior to the Expiration Date, in accordance with the instructions set forth on the Offer to Purchase and the Letter of Transmittal.

    Any holder who desires to tender Shares and whose Share certificate(s) are not immediately available or cannot be delivered to the Depositary prior to the Expiration Date or who cannot comply with the procedure for book-entry transfer described in the Offer to Purchase on a timely basis or who cannot deliver any required documents to the Depositary prior to the Expiration Date, may tender such Shares by following the procedures for guaranteed delivery set forth in "The Tender Offer--Procedure for Tendering Shares--Guaranteed Delivery" of the Offer to Purchase.

    If you wish to have us tender any or all of your Shares held by us for your account or benefit, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, all such Shares will be tendered unless you specify otherwise on the attached Instruction Form. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used to tender Shares. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

    The Offer is being made to all record holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, the holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

                                INSTRUCTION FORM
                              WITH RESPECT TO THE
              OFFER TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF
                 CLASS A COMMON STOCK AND CLASS B COMMON STOCK
                                       OF
                          U.S. FRANCHISE SYSTEMS, INC.
                                       AT
                              $5.00 NET PER SHARE
                                       BY
                              USFS ACQUISITION CO.
                           A WHOLLY OWNED SUBSIDIARY
                                       OF
                       PRITZKER FAMILY BUSINESS INTERESTS

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated October 3, 2000 and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the Offer by USFS Acquisition Co., a Delaware corporation (the "Purchaser") and wholly owned subsidiary of Pritzker family business interests, to purchase all outstanding shares of Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share (collectively, the "Shares"), of U.S. Franchise Systems, Inc., a Delaware corporation, at a purchase price of $5.00 per Share, net to the undersigned in cash, without interest thereon, upon the terms and subject to the conditions of the Offer. This form instructs you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account or benefit of the undersigned, upon the terms and subject to the conditions of the Offer.

                                SHARES TENDERED

/ / By checking this box, all Shares held by us for your account or benefit will be tendered. If fewer than all Shares are to be tendered, please check the box below and indicate the aggregate number of Shares to be tendered by us.

/ /    Tender Shares.

    Unless otherwise indicated, if you sign this Instruction Form without indicating the number of Shares to be tendered in the appropriate space, it will be assumed that all Shares held by us for your account or benefit are to be tendered.

    THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                                SIGN HERE

                                                Dated:             , 2000

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                                                                    Signature(s)

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                                                                    Print Name(s)

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                                                                     Address(es)

                                                     -------------------------------------------
                                                         Social Security or Taxpayer ID No.

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                                                Capacity, if signing in a representative or fiduciary
                                                                      capacity

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                                                          Area Code and Telephone Number(s)